Exhibit 10.21

K ONE W ONE LTD.

WAIVER AGREEMENT
PureDepth, Inc.

1.           Holder Representations.   K One W One Ltd, its successors and assigns (the “Holder”) is the holder of (a) shares of Common Stock (“Common Stock”) of the PureDepth, Inc. (the “Company”) and (b) warrants to purchase shares of Common Stock (each such warrant, a “Warrant”)(collectively the Common Stock and Warrants may be referred to as the “Securities”).  The Holder is the sole and lawful owner of all right, title and interest in and to each such Securities, and is duly authorized to enter into this Waiver Agreement (the “Agreement”).  This Agreement, when executed by the Holder, will constitute a valid and binding obligation of the Holder enforceable in accordance with its terms.

2.           Agreement.  For consideration, the receipt and adequacy of which hereby is acknowledged, the Holder hereby agrees as follows:

(a)           Waiver of Registration Rights.  The Holder hereby waives any and all rights (whether pursuant to a subscription agreement, a warrant agreement or any other written or oral agreement with the Company) to obligate the Company to (i) register any securities of the Company held by the Holder as of the date hereof, including without limitation the Common Stock and any shares issued or issuable upon exercise of any Warrants, or (ii) provide notice to the Holder or take any other action with respect to any registration of securities of the Company.

(b)           Except as modified by this Agreement, all terms and conditions of the Warrants shall remain in full force and effect.

2.           Miscellaneous.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts-of-law provisions.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  The provisions of this Agreement shall extend to and be binding upon the legal successor and assigns of the parties hereto.

IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the dates set forth below (the latter of which shall be deemed the effective date of this Agreement).

COMPANY:

PUREDEPTH, INC.
By: /s/ Jonathan J. McCaman
Jonathan J. McCaman, Chief Financial Officer Date: August 2, 2007

HOLDER:

K One W One, Ltd.

By: /s/ Bryan Mayo-Smith
Name: Bryan Mayo-Smith Title: Director

Date: July 31, 2007